EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

Highland Clan Creations Corp.
Suite #219 10654 Whyte Avenue
Edmonton, Alberta, Canada T6E 2A7

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Highland Clan Creations Corp. (the "Company") at a price of $0.10 per Share (the "Subscription Price") Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Residents of British Columbia must complete Schedule A hereto.

MAKE CHECK PAYABLE TO: Highland Clan Creations Corp.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip Code).

___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/Tax I.D.

Number of Shares Purchased Total Subscription Price

__________________________ _______________________

Form of Payment: Cash _________________
Check# _________________
Other _________________

ACCEPTED THIS _____ DAY OF ________________, _______.

HIGHLAND CLAN CREATIONS CORP.

BY: __________________________________

Title: ___________________________